EXHIBIT 10.30


                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT (the  "Amendment") is made,  effective May 8, 2001,  between
Oglethorpe  Power   Corporation  (the  "Company")  and  Elizabeth  Bush  Higgins
("Employee").

     In consideration for the Company's continued employment of the Employee and Employee's continued employment with the Company, the parties hereby mutually agree to amend their original August 1, 2000 Employment Agreement ("Agreement") as follows:

     Paragraph 3 of the Agreement shall be amended by adding the following subparagraph (c):

     (c) Retention Bonus. In the event Employee remains employed with the Company through January 1, 2002, but resigns such employment (with notice as required by Paragraph 4(c) of the Agreement) effective at any time during the period January 2, 2002 through December 31, 2003, Employee shall receive severance pay equivalent to one (1) year of her then-current base salary, less applicable withholdings, payable in semi-monthly installments (or in such other manner as the parties mutually agree) during one-year period following her effective termination date. This severance payment, if applicable, shall be in lieu of any severance payment(s) due under Paragraph 4 of the Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Amendment:



OGLETHORPE POWER COMPANY



By:     /s/ J. Calvin Earwood               Date:    5/8/01
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Name:       J. Calvin Earwood
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Title:      Chairman of the Board
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         /s/ Elizabeth Bush Higgins               5/9/01
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             Elizabeth Bush Higgins                Date